Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-214018) pertaining to the Everspin Technologies, Inc. 2008 Equity Incentive Plan, 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
2)	Registration Statement (Form S-8 No. 333-219938) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
3)	Registration Statement (Form S-8 No. 333-225119) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
4)	Registration Statement (Form S-8 No. 333-230349) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
5)	Registration Statement (Form S-8 No. 333-237146) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
6)	Registration Statement (Form S-3 No. 333-249891) of Everspin Technologies, Inc.,
7)	Registration Statement (Form S-8 No. 333-253884) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
8)	Registration Statement (Form S-8 No. 333-258794) pertaining to the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan;
9)	Registration Statement (Form S-8 No. 333-263404) pertaining to the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan and Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan;

of our report dated March 2, 2023, with respect to the financial statements of Everspin Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 2, 2023